Mr. Lawrence Taggert, President
Southern States Power Co.

                                                                         3/30/01

The Taxin Network ("TTN") is pleased to issue this proposal packet to Southern
States Power Co. (the client) regarding a number of financial advisory services to be performed by TTN on behalf of The Client. We welcome the opportunity to establish an on-going business relationship and proceed expeditiously to assist the client with the following services:

                 1.  Arrange for appearances on The Financial Hour with Ed
                     Taxin, a well respected financial radio talk show with a
                     loyal following of listeners looking for that special
                     situation.  We will provide three to four shows per week.

                 2.  Arrangements for promotion on taxin.com, a heavily traveled website with plenty of advertising.  Included in this
                     arrangement is an ongoing update package, a promotional
                     banner, and radio interviews heard via the Internet.

                 3.  Articles published in various financial publications.

                 4.  Inclusion of company at various speaking engagements.

                 5.  Introduction to various brokers and money managers.

                 6.  Optional dinner with up to 20 Wall Street Producers.

In consideration of TTN performing the service noted in this contract, SSPC shall pay to Edward Taxin the greater in value of Forty Thousand (40,000) shares by way of SSPC Common Stock or Eight Thousand Dollars, ($8,000.00 US) through
SSPC's S-8 Registration Statement with the security and Exchange Commission.
Said shares to be deposited with TTN prior to any services contracted to be provided for SSPC by TTN being released to SSPC and in any event on or before
April 15, 2001.

The consideration in the aforementioned paragraph is payable on the 15th of each month as a monthly fee and this entire contract shall be for a six month period.
The client has the option to continue with a similar remuneration package. If the foregoing is in accordance with your agreement and understanding, please sign this engagement letter and return it to The Taxin Network. The shares to be issued shall be in the name of Edward Taxin.

                                                             Sincerely,
                                                             The Taxin Network

                                                             By: /s/ Edward Taxin
                                                                -----------------
                                                             Edward Taxin

         Accepted and Approved this
         _____ Day of _________ 2001

         By: ________________________
         For: Southern States Power Co.